Registration No. 33-61286

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MANATRON, INC.
(Exact Name of Registrant as Specified in Its Charter)
__________________

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-1983228 (I.R.S. Employer Identification Number)

510 East Milham Road Portage, Michigan (Address of Principal Executive Offices)	49002 (Zip Code)

Manatron, Inc.
1992 Employee Stock Purchase Plan
(Full Title of the Plan)

G. William McKinzie President and Chief Operating Officer Manatron, Inc. 510 East Milham Road Portage, Michigan 49002	Copies to:	Stephen C. Waterbury Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(Name and Address of Agent For Service)
(269) 567-2900
(Telephone Number, Including Area Code, of Agent For Service)

This post-effective amendment is effective upon its filing with the Commission.

REMOVAL OF SECURITIES FROM REGISTRATION AND
TERMINATION OF REGISTRATION STATEMENT

          This Post-Effective Amendment No. 1 to Form S-8 Registration Statement deregisters all shares registered pursuant to, and terminates the effectiveness of, the Registrant's Form S-8 Registration Statement (No. 33-61286). The Registrant is filing this amendment in connection with the suspension of its reporting obligations under Section 15(d) of the Securities and Exchange Act of 1934.

Item 8.          Exhibits
Exhibit Number	Description

24	Powers of Attorney.

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portage, State of Michigan, on this 31st day of March, 2008.
MANATRON, INC.

By:	/s/ G. William McKinzie
G. William McKinzie Its President and Chief Operating Officer

                    Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Paul R. Sylvester	Director, Chief Executive Officer and Co-Chairman (Principal Executive Officer)	March 31, 2008
Paul R. Sylvester

/s/ Krista L. Inosencio	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2008
Krista L. Inosencio

/s/ W. Scott Baker	Director	March 31, 2008
W. Scott Baker*

/s/ Gene Bledsoe	Director	March 31, 2008
Gene Bledsoe*

/s/ Richard J. Holloman	Director	March 31, 2008
Richard J. Holloman*

/s/ Randall L. Peat	Director	March 31, 2008
Randall L. Peat*

/s/ Stephen C. Waterbury	Director	March 31, 2008
Stephen C. Waterbury*

*By	/s/ G. William McKinzie
G. William McKinzie, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24	Powers of Attorney.